Exhibit 99.1

JMP GROUP REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 FINANCIAL RESULTS

SAN FRANCISCO, Feb. 24, 2010 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2009.

•

Net income attributable to JMP Group was $3.5 million, or $0.16 per diluted share, for the fourth quarter of 2009, compared to a loss of $6.6 million, or $0.33 per diluted share, for the fourth quarter of 2008. For the year ended December 31, 2009, net income attributable to JMP Group was a record $10.8 million, or $0.49 per diluted share, compared to a loss of $10.6 million, or $0.53 per diluted share, for the year ended December 31, 2008.

•

Operating net income was $3.1 million, or $0.14 per diluted share, for the fourth quarter of 2009, compared to a loss of $5.2 million, or $0.26 per diluted share, for the fourth quarter of 2008. For the year ended December 31, 2009, operating net income was a record $11.9 million, or $0.54 per diluted share, compared to a loss of $7.2 million, or $0.36 per diluted share, for the year ended December 31, 2008. For more information on operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

•

Total net revenues increased 174.9% to a record $46.1 million for the fourth quarter of 2009 from $16.8 million for the fourth quarter of 2008. For the year ended December 31, 2009, total net revenues increased 104.5% to a record $149.5 million from $73.1 million for year ended December 31, 2008.

“JMP produced record top- and bottom-line results for 2009,” said Joe Jolson, chairman and chief executive officer of JMP Group. “We benefited from a material improvement in the capital markets during 2009, as evidenced by a strong recovery in our investment banking revenues and much better-than-expected results from our principal investing activities, which generated a return of more than 50% for the year. Our focus during the two-year market downturn was to balance selective growth initiatives in our existing businesses with the goal of generating positive and improving cash EPS. Concurrently, we have been actively looking for strategic opportunities to deploy our liquid balance sheet into new growth ventures.

“I am pleased to report that we were successful in achieving these objectives. Important new growth initiatives included an investment in HuaMei Capital last February, the acquisition of JMP Credit in April and the greenfielding of a convertible securities sales and trading platform in July. From a personnel standpoint, we hired 51 new employees in 2009, 26 of whom were managing directors or directors. Profitable growth remains our focus, and we look forward to further updating investors as 2010 unfolds.”

Revenues

Investment Banking

Investment banking revenues were $14.8 million for the quarter, compared to $3.4 million for the fourth quarter of 2008. For the year, investment banking revenues were $39.9 million, compared to $27.2 million for 2008. Investment banking revenues equaled 26.7% of total net revenues for 2009, versus 37.3% for 2008.

© 2010 JMP Group Inc.	1

The company executed 18 investment banking transactions during the quarter, compared to five during the fourth quarter of 2008. Over the course of the full year, the company executed 56 investment banking transactions, compared to 35 during 2008.

Public equity underwriting revenues were $4.2 million for the quarter, up from $1.6 million for the fourth quarter of 2008, as the company executed nine public equity offerings, versus two a year earlier. Private placement fee revenues amounted to $5.5 million, up from $0.2 million for the fourth quarter of 2008, as the company executed three private placements, compared to none a year earlier. Strategic advisory revenues totaled $5.1 million, up from $1.6 million for the fourth quarter of 2008, with the company acting as a strategic advisor on six completed transactions, versus three a year earlier.

Public equity underwriting revenues came to $16.3 million for the year, up from $9.1 million for 2008, as the company executed 30 public equity offerings, compared to 16 during the prior year. Private placement fee revenues were $9.7 million, up from $7.4 million for 2008, as the company executed 10 private placements, versus five during 2008. Strategic advisory revenues equaled $14.0 million, up from $10.8 million for 2008, with company acting as a strategic advisor on 16 completed transactions, compared to 14 during the prior year.

Brokerage

Net brokerage revenues were $8.2 million for the quarter, compared to $9.3 million for the fourth quarter of 2008. For the year, net brokerage revenues were $34.0 million, compared to $35.7 million for 2008. Net brokerage revenues equaled 22.7% of total net revenues for 2009, versus 48.9% for 2008.

Asset Management

Asset management-related fee revenues were $5.8 million for the quarter, compared to $5.2 million for the fourth quarter of 2008, including incentive fees of $2.1 million and $3.6 million, respectively. For the year, asset management-related fee revenues were $22.7 million, compared to $12.5 million for 2008, including incentive fees of $11.6 million and $5.9 million, respectively. Asset management-related fee revenues include asset management fees as well as certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) reported in the company’s financial statements as other income. Fee revenues classified as other income were $1.4 million and $0.2 million for the fourth quarters of 2009 and 2008, respectively, and $2.6 million and $1.2 million for the full years 2009 and 2008, respectively. Asset management-related fee revenues equaled 15.2% of total net revenues for 2009, versus 17.1% for 2008.

Client assets under management at December 31, 2009 totaled $1.1 billion, including $563.6 million of funds managed by Harvest Capital Strategies and $495.1 million par value of loans and cash collateralizing Cratos CLO I managed by JMP Credit Corporation. Client assets under management totaled $1.1 billion at September 30, 2009 and $443.0 million at December 31, 2008.

Principal Transactions

Principal transactions generated net revenues of $3.1 million for the quarter, compared to $0.1 million for the fourth quarter of 2008. For the year, principal transactions generated net revenues of $18.5 million, compared to losses totaling $4.7 million for 2008. Principal transactions primarily include direct investments made by JMP Group for its own account as well as investments by the company in funds managed by Harvest Capital Strategies.

For the year, direct investments and investments by JMP Group in its hedge funds produced net investment gains of $12.0 million. Investments in two publicly traded companies, New York Mortgage Trust, Inc. and Hercules Technology Growth Capital, Inc., also contributed to principal transactions revenues, generating $5.6 million and $0.9 million, respectively.

© 2010 JMP Group Inc.	2

Gain on Sales and Payoffs of Loans, Gains on Discounted Repurchases and Loan Loss Provision

JMP Credit Corporation realized gains of $10.7 million in the fourth quarter due to the sale or payoff of 11 of the loans in its portfolio. For the year, such gains totaled $22.3 million as a result of the sale or payoff of 23 loans.

JMP Credit also realized gains of $0.5 million for the fourth quarter and $4.7 million for the full year due to discounted repurchases of its outstanding debt and certain CLO securities.

A loan loss provision of $0.5 million was recorded in the fourth quarter, of which $0.4 million was in connection with JMP Credit and $0.1 million was associated with a direct investment. For the year, loan loss provisions totaled $5.8 million, of which $4.4 million was related to JMP Credit and $1.4 million was related to direct investments.

As JMP Credit did not exist prior to April 2009, JMP Credit booked no comparable gains or loss provisions in 2008.

At December 31, 2009, gross impaired loans equaled $74.4 million, or 16.1% of gross loans outstanding, compared to $93.6 million, or 19.9% of gross loans outstanding, at September 30, 2009, an improvement of $19.2 million, or 20.5%. With regard to impaired loans at December 31, 2009, discounts and reserves (including credit discounts, liquidity discounts and allowances for loan losses) totaled $55.1 million, or 74.1% of gross impaired loans outstanding. With regard to performing loans at December 31, 2009, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) totaled $78.4 million, or 20.2% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Net interest income was $2.8 million for the quarter, compared to $0.4 million for the fourth quarter of 2008. For the year, net interest income was $9.4 million, versus $2.0 million for 2008. The significant year-over-year increase was attributable to the addition of JMP Credit in April 2009. Net dividend income totaled $0.7 million for the quarter, in line with $0.7 million for the fourth quarter of 2008. For the year, net dividend income totaled $2.5 million, compared to $3.2 million for 2008.

Expenses

Compensation and Benefits

Compensation and benefits expense was $34.3 million for the quarter, compared to $21.6 million for the fourth quarter of 2008. For the year, compensation and benefits expense was $105.2 million, compared to $65.7 million for 2008. Of the amounts recorded for the fourth quarter of 2009 and the full year, $0.7 million and $3.2 million, respectively, was non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with the company’s May 2007 initial public offering.

As previously disclosed, during the fourth quarter of 2009, the company accelerated the vesting of 1.3 million incentive RSUs that had been granted in the first quarters of 2008 and 2009. As a result, non-cash compensation expense related to these RSUs was $4.9 million, or $0.13 per diluted share after tax, for the fourth quarter of 2009 and $5.7 million, or $0.15 per diluted share after tax, for the full year.

As a percentage of total net revenues, compensation and benefits expense was 74.5% for the quarter, compared to 128.8% for the fourth quarter of 2008, and 70.4% for the year, compared to 89.9% for 2008. Pro forma compensation and benefits expense (which excludes the cost of IPO-related RSUs) was 73.0% for the fourth quarter of 2009 and 68.2% for the full year, compared to 84.6% for 2008. Adjusted pro forma compensation and benefits expense (which additionally excludes the cost of incentive RSUs with accelerated vesting) was 62.5% for the fourth quarter of 2009 and 64.4% for the full year, compared to 76.0% for 2008.

© 2010 JMP Group Inc.	3

Non-Compensation Expense

Non-compensation expense was $6.4 million for the quarter, compared to $5.3 million for the fourth quarter of 2008. For the year, non-compensation expense was $24.0 million, compared to $24.2 million for 2008. As a percentage of total net revenues, non-compensation expense was 13.9% for the quarter, compared to 31.6% for the fourth quarter of 2008, and 16.0% for the year, compared to 33.1% for 2008.

Share Repurchase Activity

During the quarter ended December 31, 2009, JMP Group repurchased 526,400 shares of its common stock at an average price of $8.16 per share, or $4.3 million in total, in connection with the accelerated vesting of restricted stock units, whereby employees tendered shares for the payment of applicable withholding taxes. During the year ended December 31, 2009, the company repurchased 716,528 shares of its stock at an average price of $7.54 per share, or $5.4 million in total.

At December 31, 2009, JMP Group’s tangible book value per share was $5.60, compared to $5.54 at September 30, 2009 and $5.14 at December 31, 2008.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. After-tax per share amounts, except for GAAP net income per share, have been calculated on an operational basis assuming a tax rate of 42%. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustment for stock-based compensation concerns expenses that JMP Group expects to continue to incur; the adjustment of these expenses should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that reverses stock-based compensation expense related to JMP Group’s May 2007 initial public offering and assumes an effective tax rate of 42%. In particular, operating net income adjusts for the grant of 1,931,060 restricted stock units at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.7 million for the quarter ended and $3.2 million for the year ended December 31, 2009, respectively. Additionally, operating net income excludes a bargain purchase gain of $1.2 million resulting from the acquisition of Cratos Capital Partners by JMP Credit Corporation during the quarter ended June 30, 2009.

© 2010 JMP Group Inc.	4

Reconciliations of the company’s net income to the company’s operating net income for the quarters and years ended December 31, 2009 and December 31, 2008 are set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Dec. 31, 2009	Dec. 31, 2008
Net income/(loss) attributable to JMP Group Inc.	$3,521	$(6,621)

Add back:
Income tax expense/(benefit)	1,171	(3,216)

Income/(loss) before taxes	4,692	(9,837)

Add back:
Compensation expense – IPO-related stock-based compensation	691	872

Operating income/(loss) before taxes	5,383	(8,965)

Income tax expense/(benefit) (assumed tax rate of 42%)	2,261	(3,765)

Operating net income/(loss)	$3,122	$(5,200)

Operating net income/(loss) per share:
Basic	$0.15	$(0.26)
Diluted	$0.14	$(0.26)

Weighted average shares outstanding:
Basic	21,258	19,891
Diluted	22,228	19,891

	Year Ended
(in thousands, except per share amounts)	Dec. 31, 2009	Dec. 31, 2008
Net income/(loss) attributable to JMP Group Inc.	$10,810	$(10,646)

Add back:
Income tax expense/(benefit)	7,663	(5,701)

Income/(loss) before taxes	18,473	(16,347)

Add back/(subtract):
Compensation expense – IPO-related stock-based compensation	3,159	3,900
Gain on bargain purchase	(1,179)	—

Operating income/(loss) before taxes	20,453	(12,447)

Income tax expense/(benefit) (assumed tax rate of 42%)	8,590	(5,228)

Operating net income/(loss)	$11,863	$(7,219)

Operating net income/(loss) per share:
Basic	$0.57	$(0.36)
Diluted	$0.54	$(0.36)

Weighted average shares outstanding:
Basic	20,791	20,211
Diluted	22,137	20,211

© 2010 JMP Group Inc.	5

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding or including certain items that may not be representative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior periods and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans collateralizing Cratos CLO I; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount and sort of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts; including, but not limited to, statements about profitable growth and investment in strategic opportunities. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 9, 2009 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2008 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Wednesday, February 24, 2010. To participate in the call, dial 800-895-0231 (domestic) or 785-424-1054 (international). The conference identification code is “7Q491088.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

© 2010 JMP Group Inc.	6

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, Harvest Capital Strategies and JMP Credit Corporation. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2010 JMP Group Inc.	7

JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	Dec. 31, 2009	Dec. 31, 2008
Assets
Cash and cash equivalents	$75,680	$46,262
Restricted cash and deposits and receivable from clearing broker	38,238	8,808
Marketable securities owned, at fair value	5,899	19,838
Other investments	59,190	47,954
Loans held for investment, net of allowance for loan losses	1,592	5,726
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	327,967	—
Deferred tax assets	51,499	11,062
Other assets	14,656	13,196

Total assets	$574,721	$152,846

Liabilities and Stockholders’ Equity
Liabilities:
Accrued compensation	$43,026	$21,350
Asset-backed securities issued	326,632	—
Note payable	9,045	8,681
Deferred tax liability	48,220	224
Other liabilities	22,146	9,519

Total liabilities	449,069	39,774

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	120,636	105,121
Noncontrolling interest	5,016	7,951

Total equity	125,652	113,072

Total liabilities and equity	$574,721	$152,846

© 2010 JMP Group Inc.	8

JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Revenues:
Investment banking	$14,820	$3,431	$39,924	$27,249
Brokerage	8,168	9,298	34,004	35,731
Asset management fees	4,382	5,004	20,148	11,369
Principal transactions	3,114	132	18,517	(4,657)
Gain on sale and payoff of loans	10,697	—	22,268	—
Gain on repurchase of asset-backed securities issued	500	—	4,705	—
Gain on bargain purchase	—	—	1,179	—
Net dividend income	671	714	2,521	3,174
Other income	1,439	235	2,593	1,159

Non-interest revenues	43,791	18,814	145,859	74,025

Interest income	11,198	531	35,370	2,392
Interest expense	(8,440)	(110)	(25,924)	(408)

Net interest income	2,758	421	9,446	1,984

Provision for loan losses	(456)	(2,468)	(5,821)	(2,897)

Total net revenues	46,093	16,767	149,484	73,112

Non-interest expenses:
Compensation and benefits	34,330	21,598	105,179	65,746
Administration	1,509	1,276	5,050	5,887
Brokerage, clearing and exchange fees	1,228	1,203	5,284	5,063
Travel and business development	810	672	2,396	3,473
Communications and technology	1,085	926	3,892	3,837
Occupancy	660	479	2,448	1,905
Professional fees	806	552	3,589	3,065
Depreciation	153	202	746	963
Other	176	(20)	555	19

Total non-interest expenses	40,757	26,888	129,139	89,958

Income/(loss) before income tax expense	5,336	(10,121)	20,345	(16,846)
Income tax expense/(benefit)	1,171	(3,216)	7,663	(5,701)

Net income/(loss)	4,165	(6,905)	12,682	(11,145)
Less: Net income/(loss) attributable to noncontrolling interest	644	(284)	1,872	(498)

Net income/(loss) attributable to JMP Group Inc.	$3,521	$(6,621)	$10,810	$(10,647)

Net income/(loss) attributable to JMP Group Inc. per share:
Basic	$0.17	$(0.33)	$0.52	$(0.53)
Diluted	$0.16	$(0.33)	$0.49	$(0.53)

Weighted average common shares outstanding:
Basic	21,258	19,891	20,791	20,211
Diluted	22,228	19,891	22,137	20,211

© 2010 JMP Group Inc.	9